AMENDMENT NO. 3 TO CREDIT AGREEMENT
THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT (this “Amendment”), dated as of March 21, 2019, is made between Varex Imaging Corporation (the “Borrower”), certain of the Borrower’s subsidiaries listed on the signature pages hereof under the heading “GUARANTORS” (each a “Guarantor”, and, collectively, the “Guarantors”), the Lenders listed on the signature pages hereof under the heading “LENDERS”, and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of May 1, 2017 (as amended, modified and supplemented prior to the date hereof, the “Credit Agreement”);
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement; and
WHEREAS, the Lenders party hereto are willing to do so on the terms and conditions hereof.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto hereby agree as follows:
SECTION 1Definitions; Interpretation.
(a)Terms Defined in Credit Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
(b)Interpretation. The rules of interpretation set forth in Section 1.2 of the Credit Agreement shall be applicable to this Amendment and are incorporated herein.
SECTION 2Amendments to the Credit Agreement. Effective as of the Third Amendment Effective Date (as defined below), the Credit Agreement is amended as follows:
(a)The following new definition is added to Section 1.1 of the Credit Agreement in alphabetical order:
“Specified Incremental Equivalent Debt” means subordinated debt in an aggregate principal amount of up to $25,000,000, the subordination terms of which are reasonably satisfactory to the Administrative Agent.
(b)Section 9.1(m)(iv) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(iv)    if such Incremental Equivalent Debt is secured by a second lien (or other junior basis) or is unsecured, such Incremental Equivalent Debt shall satisfy the Permitted Junior Debt Conditions; provided that the provisions of this subsection (iv) shall not apply to the Specified Incremental Equivalent Debt;
(c)Section 9.15(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)    Consolidated Total Leverage Ratio. As of the last day of any fiscal quarter of the Borrower, permit the Consolidated Total Leverage Ratio to be greater than the amount set forth below for such fiscal quarter:

Applicable Period	Maximum Consolidated Total Leverage Ratio
From the Closing Date through the fiscal quarter ended June 30, 2019	4.50 to 1.00
From the fiscal quarter ended September 30, 2019 through the fiscal quarter ended December 31, 2019	4.25 to 1.00
From the fiscal quarter ended March 31, 2020 through the fiscal quarter ended September 30, 2020	4.00 to 1.00
From the fiscal quarter ended December 31, 2020 and thereafter	3.75 to 1.00

provided that, notwithstanding the foregoing table, from the fiscal quarter ended March 31, 2020 and thereafter, following a Material Permitted Acquisition, the applicable maximum Consolidated Total Leverage Ratio shall increase to 4.25 to 1.00 for four consecutive fiscal quarters following the fiscal quarter in which such Material Permitted Acquisition is consummated.
(d)Section 9.15(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(b)    Consolidated Senior Secured Leverage Ratio. As of the last day of any fiscal quarter of the Borrower, permit the Consolidated Senior Secured Leverage Ratio to be greater than the amount set forth below for such fiscal quarter:

Applicable Period	Maximum Consolidated Senior Secured Leverage Ratio
From the Closing Date through the fiscal quarter ended March 31, 2019	4.50 to 1.00
Fiscal quarter ended June 30, 2019	4.25 to 1.00
Fiscal quarter ended September 30, 2019	4.00 to 1.00
Fiscal quarter ended December 31, 2019	3.75 to 1.00
Fiscal quarter ended March 31, 2020	3.50 to 1.00
Fiscal quarter ended June 30, 2020	3.25 to 1.00
Fiscal quarter ended September 30, 2020	3.25 to 1.00
From the fiscal quarter ended December 31, 2020 and thereafter	3.00 to 1.00

provided that, notwithstanding the foregoing table the foregoing table, from the fiscal quarter ended June 30, 2020 and thereafter, following a Material Permitted Acquisition, the applicable maximum Consolidated Senior Secured Leverage Ratio shall increase to 3.50 to 1.00 for four consecutive fiscal quarters following the fiscal quarter in which such Material Permitted Acquisition is consummated.

SECTION 3Conditions of Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent (the “Third Amendment Effective Date”):
(a)Executed Counterparts. The Borrower, the Guarantors, the Administrative Agent and the Required Lenders shall have indicated their consent to this Amendment by the execution and delivery of the signature pages hereto to the Administrative Agent.
(b)Representations and Warranties. Both immediately before and after giving effect to this Amendment:
(i)the representations and warranties contained in Section 4 hereof shall be true and correct; and
(ii)no Default or Event of Default shall have occurred and be continuing.
(c)Fees, Costs and Expenses. The Administrative Agent shall have received, on behalf of Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Lenders party hereto, the fees set forth in the letter dated as of March 21, 2019 among the Borrower, the Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Administrative Agent shall have received all reasonable and documented out-of-pocket expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel) that are due and payable in connection with this Amendment.
(d)Purchase Agreement. The Borrower shall have (i) notified the Administrative Agent that it has entered into the Share Purchase Agreement between the Borrower and certain shareholders (the “Sellers”) of Direct Conversion AB (publ) (the “Purchase Agreement”), (x) the terms and provisions of which are reasonably satisfactory to the Administrative Agent and (y) pursuant to which the Borrower will purchase the Equity Interests of Direct Conversion AB (publ) owned by the Sellers; and (ii) delivered an executed copy of the Purchase Agreement to the Administrative Agent.
SECTION 4Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders that the following statements are true and correct:
(a)Each Credit Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution and delivery of this Amendment and the performance of this Amendment and the Credit Agreement as amended hereby. This Amendment has been duly executed and delivered by the duly authorized officers of each Credit Party, and this Amendment and the Credit Agreement as amended hereby each constitutes the legal, valid and binding obligation of each Credit Party party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.
(b)The representations and warranties contained in the Loan Documents are true and correct in all material respects on and as of the date hereof, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty is true and correct in all respects (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty remains true and correct in all material respects as of such earlier date, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty is true and correct in all respects as of such earlier date).
(c)The execution and delivery of this Amendment, and the performance of this Amendment and the Credit Agreement as amended hereby, by each Credit Party does not and will not, by the passage of time,

the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to any Credit Party or any Subsidiary thereof, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party or any Subsidiary thereof, (iii) conflict with, result in a breach of or constitute a default under any Material Contract to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens or (v) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution and delivery of this Amendment, and the performance, validity or enforceability of this Amendment and the Credit Agreement as amended hereby.
(d)No Default or Event of Default has occurred and is continuing.
SECTION 5Acknowledgement, Agreement and Consent.
(a)Each Credit Party confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Credit Party under the Loan Documents to which such Credit Party is a party shall not be impaired and the Loan Documents to which such Credit Party is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.
(b)Each Guarantor hereby acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.
(c)Each Guarantor hereby acknowledges and agrees that the Secured Obligations guaranteed under the Guaranty Agreement will include all Secured Obligations, as amended by this Amendment.
(d)Each Credit Party hereby acknowledges and agrees that (i) to the extent any Loan Document purports to grant, assign or pledge to the Administrative Agent or any other Person a security interest or Lien on any Collateral as security for the Secured Obligations, such grant, assignment or pledge is hereby ratified and confirmed in all respects and (ii) the Secured Obligations secured under the Security Documents will include all Secured Obligations, as amended by this Amendment.
SECTION 6Miscellaneous.
(a)Credit Agreement Otherwise Not Affected, Etc. Except as expressly amended pursuant hereto, each Loan Document shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects. The Administrative Agent’s and the Lenders’ execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future. Nothing contained herein shall be deemed a waiver or consent in respect of (or otherwise affect any Secured Party’s ability to enforce) any Default. On and after the Third Amendment Effective Date, each reference in any Loan Document to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.
(b)No Reliance. Each Credit Party hereby acknowledges and confirms to each Secured Party that the Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(c)Governing Law. This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.
(d)Complete Agreement; Amendments. This Amendment, together with the other Loan Documents, contains the entire and exclusive agreement of the parties hereto and thereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto. This Amendment may not be modified, amended or otherwise altered except in accordance with the terms of Section 12.2 of the Credit Agreement.
(e)Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
(f)Loan Documents. This Amendment shall constitute a Loan Document.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.
THE BORROWER

VAREX IMAGING CORPORATION

By:     /s/ Matt Lowell
Name: Matt Lowell
Title:    VP. Finance - Treasury & Business Development

THE GUARANTORS

VAREX IMAGING WEST HOLDINGS, INC.

By:     /s/ Matt Lowell
Name: Matt Lowell
Title:    Tresurer

VAREX IMAGING WEST, LLC

By:     /s/ Matt Lowell
Name: Matt Lowell
Title:    Tresurer

BANK OF AMERICA, N.A.

By:     /s/ Kevin L Ahart
Name:     Kevin L. Ahart
Title:    Vice President

THE LENDERS

BANK OF AMERICA, N.A., as Swingline Lender, Issuing Lender and Lender
By:     /s/ Sebastian Lurie
Name:     Sabastian Lurie
Title:    SVP

DNB CAPITAL LLC, as Issuing Lender and Lender

By: /s/     Kristie Li
Name:     Kristie Li
Title:    Sevior Vice President

By: /s/     Kristi Birkeland Sorensen
Name:     Kristi Birkeland Sorensen
Title:    Sevior Vice President
Head of Corporate Banking

JPMORGAN CHASE BANK, N.A., as Issuing Lender and Lender

By:     /s/ Ling Li
Name:     Ling Li
Title:    Executive Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Issuing Lender and Lender

By:     /s/ Darin Mullis
Name:     Darin Mullis
Title:    Managing Director

Citibank, N.A, as Lender

By:     /s/ Michael Chen
Name:     Michael Chen
Title:    Authorized Signatory

Fifth Third Bank, as Lender

By:     /s/ Thomas Avery
Name:     Thomas Avery
Title:    Director

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:     /s/ Philip K. Liebscher
Name:     Philip K. Liebscher
Title:    Senior Vice President

SUMITIMO MITSUI BANKING CORPORATION, as Lender

By:     /s/ Katsuyuki Kubo
Name:     Katsuyuki Kubo
Title:    Managing Director

ZIONS BANKCORPORATION, N.A. dba
ZIONS FIRST NATIONAL BANK, as Lender

By:     /s/ Jennifer S. Christopulos
Name:     Jennifer S. Christopulos
Title:    Senior Vice President
Zions First National Bank Division